Exhibit 1

EXECUTION COPY

3,910,433 Shares

ORBCOMM INC.

UNDERWRITING AGREEMENT

Common Stock

St. Petersburg, Florida

August 19, 2015

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Ladies and Gentlemen:

CalPERS Corporate Partners, LLC (the “Selling Stockholder”), a stockholder of ORBCOMM INC., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to sell to Raymond James & Associates, Inc. (the “Underwriter”) an aggregate of 3,910,433 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

Each of the Company and the Selling Stockholder confirms as follows its agreement with you.

1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), a registration statement on Form S-3 (File No. 333-203186), which contains a base prospectus (the “Base Prospectus”), relating to, among other things, the Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Act for purposes of Section 11 of the Act, as such section applies to the Underwriter (the “Effective Time”), including any required information deemed to be part thereof at the time of effectiveness pursuant to Rule 430B under the Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) is called the “Registration Statement.” Any preliminary prospectus supplement to the Base Prospectus that describes the Shares and the offering thereof and is used prior to filing of the Prospectus is called, together with the Base Prospectus, a “Preliminary Prospectus.” The term “Prospectus” shall mean the prospectus supplement relating to the Shares, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) under the Act after the date and time that this Agreement is executed and delivered by the parties hereto. If the Company files another registration statement with the Commission to register a portion of the Shares pursuant to Rule 462(b) under the Act (the “Rule

462 Registration Statement”), then any reference to “Registration Statement” herein shall be deemed to include the registration statement on Form S-3 (File No. 333-203186) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the Act. For purposes of this Agreement, “free writing prospectus” has the meaning ascribed to it in Rule 405 under the Act, and “Issuer Free Writing Prospectus” shall mean each free writing prospectus prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Shares. “Time of Sale Information” shall mean the Preliminary Prospectus together with the information and the Issuer Free Writing Prospectuses, if any, each identified in Schedule I hereto. All references in this Agreement to the Registration Statement, the Rule 462 Registration Statement, a Preliminary Prospectus, the Prospectus or the Time of Sale Information, or any amendments or supplements to any of the foregoing, shall be deemed to refer to and include any documents incorporated by reference therein, and shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Exchange Act that, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3. As used herein, the term “Incorporated Documents” means the documents that at the time of filing are incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto.

2. Agreements to Sell and Purchase. Upon the basis of the representations, warranties and agreements of the Company and the Selling Stockholder herein contained, and upon the terms and conditions set forth herein, the Selling Stockholder agrees to sell an aggregate of 3,910,433 Shares to the Underwriter. Upon the basis of the representations, warranties and agreements of each of the Company and the Selling Stockholder herein contained, and subject to all the terms and conditions set forth herein, the Underwriter agrees to purchase from the Selling Stockholder 3,910,433 Shares at a purchase price of $5.546 per Share (the “Purchase Price per Share”).

3. Terms of Public Offering. The Selling Stockholder has been advised by the Underwriter that the Underwriter proposes to make a public offering of the Shares as soon as this Agreement has become effective as in the judgment of the Underwriter is advisable, and initially to offer the Shares upon the terms set forth in the Time of Sale Information.

Not later than 12:00 p.m. on the second business day following the date the Shares are released by the Underwriter for sale to the public, the Company shall deliver or cause to be delivered electronic copies of the Prospectus to the Underwriter and shall deliver or cause to be delivered hard copies as soon as reasonably practical thereafter in such quantities and at such places as the Underwriter shall request.

The Underwriter, unless it has or shall have obtained, as the case may be, the prior written consent of the Company and the Selling Stockholder, has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Act; provided that such prior written consent shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule I hereto.

4. Delivery of the Shares and Payment Therefor. Delivery to the Underwriter of the Shares and payment therefor shall be made at the offices of the Underwriter, 880 Carillon Parkway, St. Petersburg, Florida at 10:00 a.m., St. Petersburg, Florida time, on August 24, 2015, or such other place, time and date not later than 1:30 p.m., St. Petersburg, Florida time, on August 24, 2015 as the Underwriter shall designate by notice to the Selling Stockholder (the time and date of such closing are called the “Closing Date”). The place of closing for the Shares and the Closing Date may be varied by agreement between the Underwriter, the Company and the Selling Stockholder. The Selling Stockholder hereby acknowledges that circumstances under which the Underwriter may provide notice to postpone the Closing Date as originally scheduled include any determination by the Company, the Selling Stockholder or the Underwriter to recirculate to the public copies of an amended or supplemented Prospectus.

The Shares to be purchased hereunder shall be delivered to the Underwriter on the Closing Date against payment of the purchase price therefor by wire transfer of immediately available funds to the account(s) specified in writing, not later than the close of business on the business day next preceding the Closing Date by the Selling Stockholder. Delivery of the Shares shall be made through the facilities of The Depositary Trust Company (“DTC”) unless the Underwriter shall otherwise instruct.

The Selling Stockholder hereby agrees that it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Shares to be sold by the Selling Stockholder to the Underwriter, or otherwise in connection with the performance of the Selling Stockholder’s obligations hereunder. The Selling Stockholder has not solicited, nor is relying upon, the Underwriter’s advice regarding such taxes or similar fees.

5. Covenants and Agreements.

5.1 Of the Company. The Company covenants and agrees with the Underwriter as follows:

(a) The Company will use its reasonable best efforts to cause any amendments to the Registration Statement to become effective, and will advise you promptly and, if requested by you, will confirm such advice in writing (i) of the time and date of any filing of any post-effective Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus and the time and date that any post-effective amendment to the Registration Statement becomes effective, (ii) if Rule 430A under the Act is employed, when the Prospectus has been timely filed pursuant to Rule 424(b) under the Act, (iii) of the receipt of any comments of the Commission, or any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purposes and (v) within the period of time referred to in Section 5.1(h) hereof, of any change in the Company’s condition (financial or other), business, properties, net worth or results of operations, or of any event that comes to the attention of the Company that makes any statement made in the Registration Statement or the Prospectus untrue in any material respect or that requires the making of any additions thereto or changes therein in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading in any material respect, or of the necessity to amend or supplement the Prospectus to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time. The Company will provide the Underwriter with copies of the form of Prospectus, in such number as the Underwriter may reasonably request, and file with the Commission such Prospectus in accordance with Rule 424(b) under the Act before the close of business on the first business day immediately following the date hereof.

(b) The Company will furnish to you, without charge, two signed copies of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto, and will also furnish to you, without charge, such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto as you may reasonably request.

(c) The Company will promptly file with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Underwriter be required by the Act or requested by the Commission.

(d) The Company will furnish a copy of any amendment or supplement to the Registration Statement or to the Prospectus or any Issuer Free Writing Prospectus to you and counsel for the Underwriter, and obtain your consent prior to filing any of those with the Commission, which consent will not be unreasonably withheld or delayed.

(e) The Company will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without your prior consent.

(f) The Company will retain in accordance with the Act all Issuer Free Writing Prospectuses not required to be filed pursuant to the Act; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify you and, upon your request, to file such document and to prepare and furnish without charge to the Underwriter as many copies as it may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(g) Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to you, without charge, in such quantities as you have requested or may hereafter reasonably request, copies of each form of the Preliminary Prospectus. Consistent with the provisions of Section 5.1(h) hereof, the Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the Underwriter and by dealers, prior to the date of the Prospectus, of each Preliminary Prospectus so furnished by the Company.

(h) As soon after the execution and delivery of this Agreement as is practicable and thereafter from time to time for such period as in the reasonable opinion of counsel for the Underwriter, a prospectus is required by the Act to be delivered in connection with sales by the Underwriter or any dealer (the “Prospectus Delivery Period”), and for so long a period as you may request for the distribution of the Shares, the Company will deliver to the Underwriter and each dealer, without charge, as many copies of the Prospectus and the Time of Sale Information (and of any amendment or supplement thereto) as it may reasonably request. The Company consents to the use of the Prospectus and the Time of Sale Information (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the Underwriter and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by the Underwriter or any dealer. If at any time prior to the later of (i) the completion of the distribution of the Shares pursuant to the offering contemplated by the Registration Statement or (ii) the expiration of prospectus delivery requirements with respect to the Shares under Section 4(a)(3) of the Act and Rule 174 thereunder, any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriter is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Company will forthwith prepare and, subject to Section 5.1(a) hereof, file with the Commission and use its reasonable best efforts to cause to become effective as promptly as possible an appropriate supplement or amendment thereto, and will furnish to the Underwriter who has previously requested Prospectuses, without charge, a reasonable number of copies thereof.

(i) During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Sections 13, 14 and 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(j) The Company will cooperate with you and counsel for the Underwriter in connection with the registration or qualification of the Shares for offering and sale by the

Underwriter and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents as may be reasonably necessary in order to effect and maintain such registration or qualification for so long as required to complete the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in suits, other than those arising out of the offering or sale of the Shares, as contemplated by this Agreement and the Prospectus, in any jurisdiction where it is not now so subject. In the event that the qualification of the Shares in any jurisdiction is suspended, the Company shall so advise you promptly in writing. The Company will use its reasonable best efforts to qualify or register its Common Stock for sale in non-issuer transactions under (or obtain exemptions from the application of) the Blue Sky laws of each state where necessary to permit market making transactions and secondary trading and will comply with such Blue Sky laws and will continue such qualifications, registrations and exemptions in effect for so long as required for the distribution of the Shares, but in no event beyond one year after the date hereof.

(k) If this Agreement shall be terminated by the Underwriter because of any inability, failure or refusal on the part of the Company to perform in all material respects any agreement herein or to comply in all material respects with any of the terms or provisions hereof or to fulfill in all material respects any of the conditions of this Agreement, the Company agrees to reimburse you for all out-of-pocket expenses (including travel expenses and reasonable fees and expenses of counsel for the Underwriter, but excluding wages and salaries paid by you) reasonably incurred by you in connection herewith.

(l) To the extent not publicly filed, prior to the Closing Date, the Company will furnish to you, as promptly as possible, copies of any unaudited interim consolidated financial statements of the Company and its consolidated subsidiaries for any quarterly financial period subsequent to the periods covered by the financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and/or the Prospectus.

(m) The Company will comply with all provisions of any undertakings contained in the Registration Statement.

(n) The Company will not at any time, directly or indirectly, take any action designed, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

(o) The Company will use commercially reasonable efforts to effect and maintain the listing of the Shares on The NASDAQ Global Select Market (“NASDAQ”).

5.2 Of the Selling Stockholder. The Selling Stockholder covenants and agrees with the Underwriter as follows:

(a) If the Selling Stockholder shall maintain ownership of any securities of the Company following the completion of the transaction contemplated by this Agreement, the

PSelling Stockholder will not offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of any securities of the Company, or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, any securities of the Company held or acquired by the Selling Stockholder after the date hereof, or that may be deemed to be beneficially owned by the Selling Stockholder (collectively, the “Lock-Up Shares”), pursuant to the rules and regulations promulgated under the Act and the Exchange Act, for a period commencing on the date hereof and ending 90 days after the date hereof (the “Lock-Up Period”), without the prior written consent of the Underwriter.

(b) The Selling Stockholder will review the Prospectus and will comply with all agreements and satisfy all conditions on its part to be complied with or satisfied pursuant to this Agreement on or prior to the Closing Date.

(d) In order to document the Underwriter’s compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder with respect to the transactions herein contemplated, the Selling Stockholder shall deliver to you at least two days prior to the Closing Date a properly completed and executed United States Treasury Department Substitute Form W-9.

6. Representations and Warranties.

6.1 Of the Company. The Company hereby represents and warrants to the Underwriter on the date hereof, and shall be deemed to represent and warrant to the Underwriter on the Closing Date, that:

(a) The Company satisfies all of the requirements of the Act for use of Form S-3 for the offering of the Shares contemplated hereby. The Company was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Common Stock, is not on the date hereof an “ineligible issuer” (as defined in Rule 405 under the Act).

(b) The Registration Statement conformed, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects, when filed with the Commission, to the requirements of the Act. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects, when filed with the Commission pursuant to Rule 424(b) under the Act, to the requirements of the Act.

(c) The Registration Statement does not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with (i) written information furnished to the Company by the Underwriter specifically for inclusion therein or (ii) the Selling Stockholder Information (as defined herein).

(d) The Incorporated Documents, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, and any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act; no such Incorporated Document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and no such further Incorporated Document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) The Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with (i) written information furnished to the Company by the Underwriter specifically for inclusion therein, or (ii) the Selling Stockholder Information.

(f) The Time of Sale Information does not as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Time of Sale Information in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for inclusion therein. For purposes of this Agreement, the “Applicable Time” is 8:45 a.m. (New York City time) on the date of this Agreement.

(g) Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 under the Act), when considered together with the Time of Sale Information as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted in any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for inclusion therein.

(h) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Act on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Act. The Company has not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriter. The Company has retained in accordance with the Act all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Act. The Company has taken all actions necessary so that any “bona fide electronic road show” (as defined in Rule 433 under the Act) in connection with the offering of the Shares will not be required to be filed with the Commission pursuant to Rule 433 under the Act.

(i) All the outstanding shares of Common Stock of the Company have been, and as of the Closing Date will be, duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; except as set forth in the Time of Sale Information and the Prospectus, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its capital stock or any securities convertible into or exchangeable for any of its capital stock; the Shares were duly authorized and are validly issued, fully paid and nonassessable and free of any preemptive or similar rights; and the capital stock of the Company conforms to the description thereof in the Registration Statement, the Time of Sale Information and the Prospectus.

(j) The Company and each of its subsidiaries that is a “significant subsidiary”, as defined in Rule 1-02 of Regulation S-X of the Commission (a “Significant Subsidiary”), are duly organized and validly existing as a corporation, limited liability company or other organization, as applicable, in good standing under the laws of the jurisdiction of their respective incorporation or organization, with full corporate or organizational power and authority to own, lease and operate their properties and to conduct their business as presently conducted and as described in the Registration Statement, the Time of Sale Information and the Prospectus, and are duly registered and qualified to conduct their business and are in good standing in each jurisdiction or place where the nature of their respective properties or the conduct of their respective business requires such registration or qualification, except where the failure to so register or qualify would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(k) The issued and outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company or one of its subsidiaries free and clear of any security interests, liens, encumbrances, equities or claims, other than liens granted under the Company’s Credit Agreement with Macquarie CAF LLC (the “Credit Agreement”). The Company does not have any Significant Subsidiaries except as set forth in Exhibit 21 to the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2014 and does not own a material interest in or control, directly or indirectly, any other corporation, partnership, joint venture, association, trust or other business organization, except as set forth in Schedule II hereto. As used in this Agreement, subsidiaries shall mean direct and indirect subsidiaries of the Company.

(l) Except as would not have, individually or in the aggregate, a Material Adverse Effect, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or its subsidiaries or to which the Company or its subsidiaries or any of their properties are subject, that are required to be described in the

Registration Statement or the Prospectus but are not described as required. Except as described in the Registration Statement, the Time of Sale Information and Prospectus, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the knowledge of the Company, threatened, against or involving the Company or its subsidiaries, which might individually or in the aggregate prevent or adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect, nor to the Company’s knowledge, is there any basis for any such action, suit, inquiry, proceeding or investigation. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described, filed or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus as required by the Act. Neither the Company nor the applicable subsidiary has received notice or been made aware that any other party is in breach of or default to the Company under any of such contracts.

(m) Neither the Company nor any of its subsidiaries is (i) in violation of (A) its certificate of incorporation or bylaws, or other organizational documents, (B) any federal, state or foreign law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of its subsidiaries, the violation of which would have a Material Adverse Effect or (C) any decree of any federal, state or foreign court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries, the violation of which would have a Material Adverse Effect; or (ii) in default in any material respect in the performance of any obligation, agreement or condition contained in (A) any bond, debenture, note or any other evidence of indebtedness or (B) any agreement, indenture, lease or other instrument (each of (A) and (B), an “Existing Instrument”) to which the Company or any of its subsidiaries is a party or by which any of their properties may be bound, which default would have a Material Adverse Effect; and, to the knowledge of the Company, there does not exist any state of facts that constitutes an event of default on the part of the Company or any of its subsidiaries as defined in such Existing Instruments or that, with notice or lapse of time or both, would constitute such an event of default.

(n) The Company’s execution and delivery of this Agreement and the performance by the Company of its obligations under this Agreement have been duly and validly authorized by the Company and this Agreement has been duly executed and delivered by the Company.

(o) The execution, delivery or performance of this Agreement by the Company does not (i) require any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act and compliance with the securities or Blue Sky laws of various jurisdictions, all of which will be, or have been, effected in accordance with this Agreement and except for the clearance by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms of the offering contemplated hereby as required under the FINRA’s Rules of Fair Practice), (ii) conflict with or will conflict with or constitutes or will constitute a breach of, or a default under, the Company’s certificate of incorporation or the Company’s bylaws or any agreement, indenture, lease or other instrument to which the Company or any of its subsidiaries is a party or by which any of its properties may be bound, (iii) violate any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to the Company or any of its subsidiaries or any of their properties, or (iv) result in a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except in each of clauses (i), (ii), (iii) and (iv), for such conflicts, breaches, defaults, violations, liens, charges or encumbrances that will not, individually or in the aggregate, have a Material Adverse Effect.

(p) Except as described in the Time of Sale Information and the Prospectus, and except for (i) options to purchase capital stock, restricted stock units, stock appreciation rights and performance units issued pursuant to the Company’s 2004 Stock Option Plan and 2006 Long-Term Incentives Plan, and (ii) the Company’s Series A convertible preferred stock, neither the Company nor any of its subsidiaries has outstanding and at the Closing Date will have outstanding any options to purchase, or any warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock or any such warrants or convertible securities or obligations. Except as described in the Time of Sale Information and the Prospectus, no holder of securities of the Company has rights to the registration of any securities of the Company as a result of or in connection with the filing of the Registration Statement or the consummation of the transactions contemplated hereby that have not been satisfied or heretofore waived in writing.

(q) KPMG LLP, the certified public accountants who have certified the financial statements (including the related notes thereto and supporting schedules) of the Company and its consolidated subsidiaries incorporated by reference into the Registration Statement, the Time of Sale Information and the Prospectus, are independent public accountants as required by the Act and the Exchange Act.

(r) The financial statements of the Company and its consolidated subsidiaries, together with related schedules and notes, included in or incorporated by reference into, the Registration Statement, the Time of Sale Information and the Prospectus, present fairly in all material respects the financial condition, results of operations, cash flows and changes in financial position of the Company and its consolidated subsidiaries on the basis stated in the Registration Statement, the Time of Sale Information and the Prospectus at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with U.S. generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein and subject, in the case of unaudited financial statements, to the absence of footnotes and normal year-end adjustments). Nothing has come to the attention of the Company that has caused the Company to believe that the statistical information and data of the Company and its consolidated subsidiaries included in or incorporated by reference into the Registration Statement, the Time of Sale Information and Prospectus are not based on or derived from sources that the Company believes are reliable and accurate in all material respects. Except for the pro forma financial statements of the Company required by Article 11 of Regulation S-X (referred to in clause (cc) below), no other financial statements or schedules of the Company and its consolidated subsidiaries are required to be included in the Registration Statement.

(s) Except as is disclosed in or may be contemplated by the Registration Statement, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto), since the date of the latest balance sheet included in or incorporated by reference into the Prospectus, (i) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material transaction that is not in the ordinary course of business; (ii) neither the Company nor any of its subsidiaries has sustained any loss or damage to its properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance, that has had or could be reasonably expected to have a Material Adverse Effect; (iii) neither the Company nor any of its subsidiaries has paid or declared any dividends or other distributions with respect to its capital stock (other than distributions from a subsidiary to the Company or to another subsidiary) and the Company has not been in material default under the terms of any class of capital stock of the Company or any outstanding debt obligations; (iv) there has not been any change in the authorized or outstanding capital stock of the Company or any material change in the indebtedness of the Company (other than in the ordinary course of business); and (v) there has not been any material adverse change or development that may reasonably be expected to result in a Material Adverse Effect.

(t) The Common Stock (including the Shares) is registered pursuant to Section 12(b) of the Exchange Act and is listed on NASDAQ, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from NASDAQ, nor has the Company received any notification that the Commission or NASDAQ is contemplating terminating such registration or listing.

(u) Other than excepted activity pursuant to Regulation M under the Exchange Act, the Company has not taken and will not take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or for any other purpose.

(v) All tax returns required to be filed by the Company or any of the Significant Subsidiaries have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided, except, in each case, as the same would not, individually or in the aggregate, have a Material Adverse Effect. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local or foreign tax return for any period.

(w) Except as set forth in the Time of Sale Information and the Prospectus there are no transactions with “affiliates” (as defined in Rule 405 under the Act) or any officer, director or security holder of the Company (whether or not an affiliate) that are required by the

Act to be disclosed in the Registration Statement. Additionally, no relationship, direct or indirect, exists between the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any subsidiary on the other hand that is required by the Act to be disclosed in the Registration Statement, the Time of Sale Information and the Prospectus that is not so disclosed.

(x) The Company is not required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(y) Except as would not have, individually or in the aggregate, a Material Adverse Effect, (i) each of the Company and its subsidiaries has good and marketable title to all property (real and personal) described in the Time of Sale Information and the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except for the liens granted under the Credit Agreement or as described in the Time of Sale Information and the Prospectus and (ii) all property (real and personal) described in the Time of Sale Information and the Prospectus and being held under lease by the Company and its subsidiaries is held by it under valid, subsisting and enforceable leases.

(z) Each of the Company and its subsidiaries has all permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities (hereinafter “Permit” or “Permits”) as are necessary to own its properties and to conduct its business in the manner described in the Time of Sale Information and the Prospectus, subject to such qualifications as may be set forth in the Time of Sale Information and the Prospectus, except where the failure to have obtained any such Permit would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of its subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such Permit, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(aa) Except as otherwise disclosed in the Time of Sale Information and the Prospectus, the Company and its subsidiaries have filed with the U.S. Federal Communications Commission (the “FCC”) and the International Telecommunication Union (the “ITU”), all reports, documents, instruments, information and applications required to be filed pursuant to the rules and regulations of the FCC and the ITU, and have obtained all licenses, orders or other authorizations issued by the FCC and the ITU, and any equivalent authority in each other jurisdiction in which the Company or any of its subsidiaries operates (collectively, the “Communications Licenses”) required for the operation of the business of the Company and its subsidiaries, and such Communications Licenses are in full force and effect and, to the knowledge of the Company, there are no pending modification, amendment or revocation proceedings initiated by the FCC or the ITU, or any equivalent authority in any other jurisdiction in which the Company or any of its subsidiaries operates which, if determined against the Company, would have a Material Adverse Effect; fees due and payable to domestic and foreign governmental authorities pursuant to the rules governing Communications Licenses held by the Company and its subsidiaries, the nonpayment of which, with the giving of notice or the lapse of time or both would constitute grounds for revocation thereof, have been timely paid and, except as otherwise disclosed in the Time of Sale Information and the Prospectus, each of the Company and its subsidiaries is in compliance in all material respects with the terms of the Communications Licenses, as applicable, and there is no condition of which the Company or any of its subsidiaries has received notice, nor, to the knowledge of the Company, is there any proceeding threatened, by any domestic or foreign governmental authority, which would cause the termination, suspension, cancellation or non-renewal of any of the Communications Licenses, or the imposition of a penalty or fine by any domestic or foreign regulatory authority, which if determined against the Company, would reasonably be expected to have a Material Adverse Effect; the Company and its subsidiaries have all necessary consents, authorizations and approvals to utilize the Communications Licenses in the manner and for the purposes described in the Time of Sale Information and the Prospectus.

(bb) Any disclosures contained in the Time of Sale Information and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10(e) of Regulation S-K under the Act, to the extent applicable, and present fairly in all material respects the information shown therein and the Company’s basis for using such measures. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(cc) The preliminary unaudited pro forma condensed combined financial information of the Company and SkyWave Mobile Communications Inc. (“SkyWave”) and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable, the adjustments used therein are appropriate to give effect to the transactions referred to therein and the pro forma information reflects the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements.

(dd) To the knowledge of the Company, the consolidated financial statements of SkyWave, together with related schedules and notes of SkyWave, included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto), present fairly in all material respects the consolidated financial position, results of operations and cash flows of SkyWave and its consolidated subsidiaries on the basis stated in such documents as of their respective dates or for the respective periods to which they apply; to the knowledge of the Company, such statements and related schedules and notes have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board consistently applied throughout the periods involved, except as disclosed therein; and to the knowledge of the Company, the other financial and statistical information and data of SkyWave included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such consolidated financial statements and the books and records of SkyWave.

(ee) To the knowledge of the Company, Deloitte LLP, who have reviewed certain financial statements of SkyWave and its subsidiaries, are independent public accountants with respect to SkyWave and its subsidiaries within the applicable regulations adopted by the Canadian Public Accountability Board.

(ff) The Company and its consolidated subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements of the Company and its consolidated subsidiaries in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorizations and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s independent auditors and the Audit Committee of the Board of Directors of the Company have been advised of (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial data and (ii) all fraud, whether or not material, known to the Company, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting; since the date of the most recent evaluation of such disclosure controls and procedures, except as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, there have been no significant changes in internal control over financial reporting or in other factors that has materially affected or is reasonably likely to materially affect internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

(gg) The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures were effective as of December 31, 2014, and, to the knowledge of the Company, are effective as of the date hereof, to perform the functions for which they were established.

(hh) The Company and, to the knowledge of the Company, the Company’s directors or officers, in their capacities as such, are each in compliance in all material respects with the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder, including Section 402 relating to loans to directors and executive officers and Sections 302 and 906 relating to certifications.

(ii) The Company has not, prior to the date hereof, made any offer or sale of securities which could be “integrated” for purposes of the Act with the offer and sale of the

Shares pursuant to the Registration Statement and the Prospectus; and except as disclosed in the Time of Sale Information and the Prospectus, the Company has not sold or issued any security during the 180-day period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Act, other than shares of Common Stock sold or issued (i) pursuant to employee benefit plans, qualified stock option plans or the employee compensation plans or (ii) pursuant to outstanding Series A convertible preferred stock, options, rights or warrants as described in the Time of Sale Information and the Prospectus.

(jj) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “Foreign Corrupt Practices Act”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the Foreign Corrupt Practices Act) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Foreign Corrupt Practices Act; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance in all material respects with the Foreign Corrupt Practices Act and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance in all material respects therewith.

(kk) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ll) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA Patriot Act”) or the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency.

(mm) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists, or, to the Company’s knowledge, is threatened or imminent, which would reasonably be expected to result in a Material Adverse Effect.

(nn) The Company and its subsidiaries are (i) in compliance with any and all applicable federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or other approvals would not, individually or in the aggregate, have a Material Adverse Effect.

(oo) Each of the Company and its subsidiaries owns and has full right, title and interest in and to, or has valid licenses to use, each material trade name, trademark, service mark, patent, copyright, approval, trade secret and other similar rights (collectively “Intellectual Property”) under which the Company and its subsidiaries conduct all or any material part of its business, and the Company has not created any lien or encumbrance on, or granted any right or license with respect to, any such Intellectual Property except for the liens granted under the Credit Agreement or where the failure to own or obtain a license or right to use any such Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is no claim pending against the Company or its subsidiaries with respect to any Intellectual Property and (ii) the Company and its subsidiaries have not received notice or otherwise become aware that any Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party.

(pp) To the knowledge of the Company, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors, 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

(qq) The Company and each of its subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which the Company reasonably deems adequate given the Company’s financial condition and the cost of obtaining such coverage relative to the benefits of such coverage, taking into due consideration customary industry practice; all such insurance is fully in force on the date hereof and will be fully in force at the Applicable Time; neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew any such insurance, the absence of which would not, individually or in the aggregate, have a Material Adverse Effect, as and when such insurance expires.

(rr) The Company and its subsidiaries and any “employee benefit plan” (as defined under ERISA) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA and all other applicable state and federal laws except where such failure to comply is not reasonably likely to have a Material Adverse Effect. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group or organization described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”) of which the Company or such subsidiary is a member. Neither the Company nor any of its ERISA Affiliates sponsors, contributes to, participates in or has any liability in respect of any defined benefit pension plan subject to Title IV of ERISA or Section 412 of the Code.

6.2 Of the Selling Stockholder. The Selling Stockholder hereby represents and warrants to the Underwriter on the date hereof, and shall be deemed to represent and warrant to the Underwriter on the Closing Date, that:

(a) The Selling Stockholder has full power and authority to enter into this Agreement and to carry out all the terms and provisions hereof to be carried out by it. All authorizations and consents necessary for the execution and delivery by the Selling Stockholder of this Agreement have been given. This Agreement constitutes a valid and binding agreement of the Selling Stockholder and is enforceable against the Selling Stockholder in accordance with the terms hereof, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors’ rights generally or by general principles of equity relating to the availability of remedies.

(b) The Selling Stockholder, at the time of delivery hereunder, will have: (a) valid title to the Shares to be sold by the Selling Stockholder hereunder, free and clear of all encumbrances, and (b) the legal right and power, and all authorizations and approvals required by law, to sell, transfer and deliver the Shares to the purchasers thereof.

(c) No consent, approval, authorization or order of, or any filing or declaration with, any governmental body is required for the consummation by the Selling Stockholder of the transaction on its part contemplated herein, except such as have been already obtained or as may be required under the Act, the Exchange Act, NASDAQ rules, state securities laws or FINRA rules.

(d) As of the date hereof and as of the Closing Date, the sale of the Shares by the Selling Stockholder is not and will not be prompted by any information concerning the Company which is not set forth in the Registration Statement, the Time of Sale Information or the Prospectus.

(e) The Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(f) Assuming that the Underwriter acquires the Shares without notice of any adverse claim (within the meaning of Section 8-105 of the Uniform Commercial Code as in effect in the State of New York (the “UCC”)), upon the crediting of the Shares to the securities account of the Underwriter maintained with DTC and payment therefor by the Underwriter, as provided herein, such Underwriter will have acquired a security entitlement to the Shares, and no action based on any adverse claim may be asserted against such Underwriter with respect to such security entitlement. For purposes of this representation, the Selling Stockholder may assume that when such payment and crediting occur:

(i) the Shares will have been registered in the name of Cede & Co. or another nominee designated by DTC (and have not been specially indorsed to any other person), in each case on the Company’s share register in accordance with its certificate of incorporation and bylaws, in each case as amended and/or supplemented, and applicable law;

(ii) each of the Shares is a “security” as defined in Section 8-102(a)(15) of the UCC and that any certificates evidencing the same are “certificated securities” as defined in Section 8-102(a)(4) of the UCC;

(iii) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC;

(iv) appropriate entries to the accounts of the Underwriter on the records of DTC will have been made to reflect the Underwriter as the entitlement holder of the Shares;

(v) to the extent DTC, or any other securities intermediary which acts as “clearing corporation” with respect to the Common Stock, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC) in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interest of the Underwriter;

(vi) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Sections 8-511(b) and 8-511(c) of the UCC;

(vii) if, at any time, DTC or any other securities intermediary does not have sufficient shares of Common Stock to satisfy claims of all of its entitlement holders with respect thereto, then all entitlement holders will share pro rata in the Shares then held by DTC or such securities intermediary; and

(viii) the agreement that governs the securities account to which the Shares have been credited provides that the law of the State of New York is the securities intermediary’s jurisdiction for purposes of Article 8 of the UCC.

7. Expenses. Whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective or is terminated, (a) the Company agrees to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration

Statement, the Prospectus and any amendments and supplements thereto, and the mailing and delivering of copies thereof and of any Preliminary Prospectus to the Underwriter and dealers; (ii) the printing and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, each Preliminary Prospectus, the Time of Sale Information, the Blue Sky memoranda and this Agreement and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) consistent with the provisions of Section 5.1(j), all expenses in connection with the qualification of the Shares for offering and sale under state securities laws or Blue Sky laws, including reasonable attorneys’ fees and out-of-pocket expenses of the counsel for the Underwriter in connection therewith; (iv) the filing fees incident to securing any required review by FINRA of the fairness of the terms of the sale of the Shares; (v) the fees and expenses associated with listing, and maintaining the listing of, the Shares on NASDAQ; (vi) the cost of preparing stock certificates; (vii) the costs and charges of any transfer agent or registrar; and (viii) all other fees, costs and expenses referred to in Item 13 of the Registration Statement. Except as provided in Section 8, the Company further agrees to pay or cause to be paid all fees and expenses of the Selling Stockholder, in accordance with Section 9(a) of the Second Amended and Restated Registration Rights Agreement dated as of December 30, 2005. Except as provided in this Section 7 and in Section 8 hereof, the Underwriter shall pay its own expenses, including the fees and disbursements of its counsel. In addition, in the event that the proposed offering is terminated for the reasons set forth in Section 5.1(k) hereof, the Company agrees to reimburse the Underwriter as provided in Section 5.1(k).

8. Indemnification and Contribution.

(a) Subject to the limitations in this paragraph below, the Company agrees to indemnify and hold harmless you, the Selling Stockholder, the directors, officers, employees and agents of the Underwriter and the Selling Stockholder, the Underwriter’s affiliates that participate in the offering and sale of the Shares and each person, if any, who controls the Underwriter or the Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and attorneys’ fees and expenses (collectively, “Damages”) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus or in any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, except to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with (A) the information furnished in writing to the Company by the Underwriter expressly for use in connection therewith or (B) information relating to the Selling Stockholder furnished in writing by or on behalf of the Selling Stockholder expressly for use in any Preliminary Prospectus, the Registration Statement, the Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus or in any amendment or supplement thereto (“Selling Stockholder Information”), it being understood and agreed that for all purposes of this Agreement, Selling Stockholder Information consists only of the statements pertaining to the Selling Stockholder under the caption “Selling Stockholder” as set forth in any Preliminary Prospectus, the Registration Statement, the Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus or in any amendment or supplement thereto. This indemnification shall be in addition to any liability that the Company may otherwise have.

(b) Subject to the limitations in this paragraph below, the Selling Stockholder agrees to indemnify and hold harmless you, the Company, the directors, officers, employees and agents of the Underwriter and the Company, the Underwriter’s and the Company’s affiliates that participate in the offering and sale of the Shares and each person, if any, who controls the Underwriter or the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all Damages arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or in the Registration Statement, the Time of Sale Information, any free writing prospectus or the Prospectus or in any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Preliminary Prospectus, the Time of Sale Information, any free writing prospectus or the Prospectus or any amendment or supplement thereto, in light of the circumstances under which they were made) not misleading, but only to the extent that any such statement or omission is made in reliance upon and in conformity with Selling Stockholder Information; provided, however, that the aggregate liability of the Selling Stockholder pursuant to this subsection 8(b) shall not exceed the net proceeds (after deducting underwriting discounts and commissions) received by the Selling Stockholder from the sale of the Shares sold by the Selling Stockholder hereunder (the “Net Proceeds”).

(c) If any action or claim shall be brought against the Underwriter or any person controlling the Underwriter in respect of which indemnity may be sought against the Company or the Selling Stockholder, the Underwriter or such controlling person shall promptly notify in writing the party(s) against whom indemnification is being sought (the “indemnifying party” or “indemnifying parties”), and such indemnifying party(s) shall assume the defense thereof, including the employment of counsel reasonably acceptable to the Underwriter or such controlling person and the payment of all reasonable fees of and expenses incurred by such counsel. The Underwriter or such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Underwriter or such controlling person, unless (i) the indemnifying party(s) has (have) agreed in writing to pay such fees and expenses, (ii) the indemnifying party(s) has (have) failed within a reasonable time to assume the defense and employ counsel reasonably acceptable to the Underwriter or such controlling person or (iii) the named parties to any such action (including any impleaded parties) include both the Underwriter or such controlling person and the indemnifying party(s), and the Underwriter or such controlling person shall have been advised by its counsel that one or more legal defenses may be available to the Underwriter that may not be available to the indemnifying party(s), or that representation of such indemnified party and any indemnifying party(s) by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party(s) shall not have the right to assume the defense of such action on behalf of the Underwriter or such controlling person (but the indemnifying party(s) shall not be liable for the fees and expenses of more than one counsel for the Underwriter and such controlling persons)). The indemnifying party(s) shall not be liable for any settlement of any such action effected without its (their several) written consent, but if settled with such written consent, or if there be a final, non-appealable judgment against the Underwriter or any controlling person in any such action, the indemnifying party(s) agree(s) to indemnify and hold harmless the Underwriter or such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in Sections 8(a) and 8(b).

(d) The Underwriter agrees to indemnify and hold harmless the Company and the Selling Stockholder, their respective directors and officers, the Company’s affiliates and any person who controls the Company or the Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing several indemnities from the Company and the Selling Stockholder to the Underwriter, but only with respect to information furnished in writing by or by the Underwriter expressly for use in the Registration Statement, the Prospectus, the Time of Sale Information, any Issuer Free Writing Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto. If any action or claim shall be brought or asserted against the Company or the Selling Stockholder, any of their respective directors or officers, or any such controlling person based on the Registration Statement, the Prospectus, the Time of Sale Information or any Preliminary Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against the Underwriter pursuant to this paragraph, the Underwriter shall have the rights and duties given to the Company and the Selling Stockholder by Section 8(c), and the Company and the Selling Stockholder, their respective directors, their respective officers and any such controlling persons, shall have the rights and duties given to the Underwriter by Section 8(c).

(e) In any event, no party will, without the prior written consent of each person entitled to indemnification hereunder (the “indemnified party” or “indemnified parties”), settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which the indemnification may be sought hereunder (whether or not the indemnified party is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of the indemnified party from all liability arising out of such claim, action, suit or proceeding.

(f) If the indemnification provided for in this Section 8 is unavailable or insufficient for any reason whatsoever to an indemnified party in respect of any Damages referred to herein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder, respectively, on the one hand, and the Underwriter on the other hand, from the offering and sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative and several fault of the

Company and the Selling Stockholder, respectively, on the one hand, and the Underwriter on the other hand, in connection with the statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative and several benefits received by the Company and the Selling Stockholder, respectively, on the one hand, and the Underwriter on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (after deducting underwriting discounts and commissions but before deducting expenses) received by the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Selling Stockholder, respectively, on the one hand, and the Underwriter on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder, on the one hand, or by the Underwriter on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(g) The Company, the Selling Stockholder and the Underwriter agree that it would not be just and equitable if contribution pursuant to Section 8(f) was determined by a pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in Section 8(f). The amount paid or payable by an indemnified party as a result of the Damages referred to in Section 8(f) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, (i) the Underwriter shall not be required to contribute any amount in excess of the amount of the underwriting commissions received by the Underwriter in connection with the Shares distributed to the public, and (ii) the Selling Stockholder shall not be required to contribute (x) in any circumstance in which the Damages arose from Selling Stockholder Information, any amount in excess of the amount of the Net Proceeds or (y) in any other circumstance, any amount. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(h) Any Damages for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as Damages are incurred within a reasonable time after receipt of reasonably itemized invoices therefor. The indemnity, contribution and reimbursement agreements contained in this Section 8 and the several, and not joint, representations and warranties of the Company and the Selling Stockholder set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter, the Company, the Selling Stockholder, their respective directors or officers or any person controlling the Company or the Selling Stockholder, (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement. A successor to the Underwriter or any person controlling the Underwriter, or to the Company or the Selling Stockholder, their respective directors or officers or any person controlling the Company or the Selling Stockholder, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9. Conditions of Underwriter’s Obligations. The several obligations of the Underwriter to purchase the Shares hereunder are subject to the following conditions:

(a) All filings required by Rules 424(b), 430A and 462 under the Act shall have been timely made.

(b) Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus, or the Time of Sale Information, no event or condition of the type described in Section 6.1(s) shall have occurred or shall exist, which event or condition is not described in the Registration Statement, the Prospectus, or the Time of Sale Information, the effect of which in the judgment of the Underwriter makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated by this Agreement, the Prospectus, or the Time of Sale Information.

(c) You shall have received on the Closing Date an opinion and negative assurance letter of Chadbourne & Parke LLP, counsel to the Company, substantially in the forms attached hereto as Exhibits A and B.

In rendering such opinion, counsel may rely, to the extent they deem such reliance proper, as to matters of fact upon certificates of officers of the Company and of government officials, provided that counsel shall state their belief that they and you are justified in relying thereon.

(d) You shall have received on the Closing Date an opinion of Latham & Watkins LLP, as counsel for the Selling Stockholder, dated the Closing Date, in form and substance reasonably satisfactory to you.

(e) You shall have received on the Closing Date an opinion of Christian G. Le Brun, Esq., Executive Vice President, General Counsel and Secretary of the Company, substantially in the form attached hereto as Exhibit C.

(f) You shall have received on the Closing Date an opinion of Morrison & Foerster LLP, as counsel for the Underwriter, dated the Closing Date, with respect to the issuance and sale of the Shares, the Registration Statement and other related matters as you may reasonably request, and the Company and its counsel shall have furnished to your counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(g) You shall have received a certificate from the chief financial officer of the Company attesting to the accuracy of the financial statements of the Company included in or incorporated by reference in the Registration Statement, the Prospectus, or the Time of Sale Information.

(h) No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall be pending or, to the knowledge of the Company, shall be threatened or contemplated by the Commission at or prior to the Closing Date; (ii) to the knowledge of the Company, no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending or threatened or contemplated by the authorities of any jurisdiction; (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the Underwriter; and (iv) all of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except for such representations and warranties qualified by materiality, which representations and warranties shall be true and correct in all respects) on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you) to the effect set forth in this Section 9(h) and in Section 9(b).

(i) Neither the Company nor the Selling Stockholder shall have failed in any material respect at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

(j) The Company and the Selling Stockholder shall have furnished or caused to have been furnished to you such further certificates and documents as you shall have reasonably requested.

(k) The Corporate Financing Department of FINRA shall have determined not to raise any objections with respect to the fairness or reasonableness of the underwriting terms and arrangements of the offering contemplated hereby.

(l) You shall be satisfied that, and you shall have received a certificate dated the Closing Date from the Selling Stockholder to the effect that, as of the Closing Date: (i) the representations and warranties made by the Selling Stockholder herein are true and correct in all material respects on the Closing Date and (ii) the Selling Stockholder has complied with all obligations and satisfied all conditions that are required to be performed or satisfied on its part at or prior to the Closing Date.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

If any of the conditions hereinabove provided for in this Section 9 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by you by notifying the Company and the Selling Stockholder of such termination in writing or by telegram at or prior to such Closing Date, but you shall be entitled to waive any of such conditions.

10. Effective Date of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

11. Defaulting Underwriter. If the Underwriter shall fail or refuse to purchase the Shares and arrangements satisfactory to you and the Company for the purchase of the Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of the Selling Stockholder or the Company. In any such case that does not result in termination of this Agreement, either the Underwriter or the Company shall have the right to postpone the Closing Date, but in no event for longer than three (3) days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve the defaulting Underwriter from liability in respect of any such default of such Underwriter under this Agreement.

12. Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of the Underwriter to the Company and the Selling Stockholder by notice to the Company and the Selling Stockholder, if prior to the Closing Date, in your sole judgment, (i) trading in the Company’s Common Stock shall have been suspended by the Commission or NASDAQ, (ii) trading in securities generally on NASDAQ or the New York Stock Exchange shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority, (iii) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions or other material event the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares. Notice of such termination shall be promptly given to the Company and its counsel by telegraph, telecopy or telephone and shall be subsequently confirmed by letter.

13. Failure of the Selling Stockholder to Sell and Deliver the Shares. If the Selling Stockholder shall fail to sell and deliver to the Underwriter the Shares at the Closing Date pursuant to this Agreement, then the Underwriter may at its option, by written notice from the Underwriter to the Company and the Selling Stockholder, terminate this Agreement without any liability on the part of the Underwriter or, except as provided in Sections 7 and 8 hereof, the Company or the Selling Stockholder. In any such case that does not result in termination of this Agreement, either the Underwriter or the Company shall have the right to postpone the Closing Date, but in no event for longer than three (3) days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

14. Information Furnished by the Underwriter. The Company acknowledges that, in any Preliminary Prospectus, (i) the name of the Underwriter appearing on the front and back cover pages, (ii) the name of the Underwriter appearing in the first paragraph under the caption “Underwriting,” and (iii) the language in the sections captioned “Commissions and Discounts,” “Price Stabilization, Short Positions and Penalty Bids” and “Electronic Distribution” under the caption “Underwriting,” constitute the only information furnished by the Underwriter as such information is referred to in Sections 6.1(c), 6.1(e), 6.1(g) and 8 hereof.

15. Miscellaneous. Except as otherwise provided in Sections 4 and 12 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered

(i)	to the Company:

ORBCOMM Inc.

395 West Passaic Street, Suite 325

Rochelle Park, New Jersey 07662

Attention: Christian G. LeBrun, Esq.

Facsimile Number: (703) 433-6400

with a copy to:

Chadbourne & Parke LLP

1301 Avenue of the Americas

New York, New York 10019-6022

Attention: Sey-Hyo Lee, Esq.

Facsimile Number: (212) 541-5369

(ii)	to the Underwriter:

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Attention: John Critchlow

Facsimile Number: (727) 567-8247

with a copy to:

Morrison & Foerster LLP

250 West 55th Street

New York, New York 10019-9601

Attention: Anna T. Pinedo, Esq.

Facsimile Number: (212) 468-7900

(iii)	to the Selling Stockholder:

CalPERS Corporate Partners, LLC

c/o KMCP Advisors II LLC

12275 El Camino Real

Suite 200

San Diego, California 92130

Attention: Timothy Kelleher

This Agreement has been and is made solely for the benefit of the Underwriter, the Company, the Selling Stockholder and the other indemnified parties set forth in Section 8.

16. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.

This Agreement shall be effective when, but only when, at least one counterpart hereof shall have been executed on behalf of each party hereto.

The Company, the Selling Stockholder and the Underwriter each hereby irrevocably waives any right it may have to a trial by jury in respect to any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

17. No Fiduciary Duty. Notwithstanding any pre-existing relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by any of the Underwriter, each of the Company and the Selling Stockholder acknowledge and agree that (i) nothing herein shall create a fiduciary or agency relationship between the Company, on the one hand, and the Underwriter, on the other hand, or between the Selling Stockholder, on the one hand, and the Underwriter, on the other hand; (ii) the Underwriter has been retained solely to act as underwriter and is not acting as advisor, expert or otherwise, to the Selling Stockholder in connection with this offering, the sale of the Shares or any other services the Underwriter may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Shares; (iii) the relationship between the Company, on the one hand, and the Underwriter, on the other hand, and between the Selling Stockholder, on the one hand, and the Underwriter, on the other hand, is entirely and solely commercial, and the price of the Shares was established by the Selling Stockholder and the Underwriter based on discussions and arms’-length negotiations and the Selling Stockholder understands and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (iv) any duties and obligations that the Underwriter may have to the Company and/or the Selling Stockholder shall be limited to those duties and obligations specifically stated herein; and (v) notwithstanding anything in this Agreement to the contrary, each of the Company and the Selling Stockholder acknowledge that the Underwriter may have financial interests in the success of the Offering that are not limited to the difference between the price to the public and the purchase price paid to the Selling Stockholder for the Shares and such interests may differ from the interests of the Company, and the Underwriter has no obligation to disclose, or account to the Company for any benefit it may derive from such additional financial interests. The Company hereby waives and releases, to the fullest extent permitted by the applicable law, any claims it may have against the Underwriter with respect to any breach or alleged breach of fiduciary duty and agrees that the Underwriter shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or any of its shareholders, managers, employees or creditors.

18. Research Analyst Independence. Each of the Company and the Selling Stockholder acknowledges that (a) the Underwriter’s research analysts and research departments are required to be independent from its investment banking divisions and are subject to certain regulations and internal policies and (b) the Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, the value of the Shares and/or the offering that differ from the views of its investment banking divisions. The Company and the Selling Stockholder each hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by the Underwriter’s independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company and/or the Selling Stockholder by the Underwriter’s investment banking division. The Company and the Selling Stockholder each acknowledge that the Underwriter is a full service securities firm and as such, from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that are the subject of the transactions contemplated by this Agreement.

Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholder and the Underwriter.

Very truly yours, ORBCOMM INC.

By:	/s/ Christian G. Le Brun
Name: Christian G. Le Brun
	Title:	Executive Vice President, General Counsel and Secretary

CalPERS Corporate Partners, LLC By KMCP Advisors II LLC, its manager

By:	/s/ Timothy Kelleher
	Name:	Timothy Kelleher
	Title:	Managing Partner

CONFIRMED as of the date first above mentioned. RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Justin Cadman
Authorized Representative

SCHEDULE I

1.	Free writing prospectus included in Time of Sale Information

None.

2.	Other Information included in Time of Sale Information

None.

SCHEDULE II

Investments

Subsidiary	Jurisdiction of Organization	% Owned
ORBCOMM LLC	Delaware	100%
ORBCOMM License Corp.	Delaware	100%
ORBCOMM International Holdings LLC	Delaware	100%
ORBCOMM International Holdings 1 LLC	Delaware	100%
ORBCOMM International Holdings 2 LLC	Delaware	100%
ORBCOMM International Holdings 3 LLC	Delaware	100%
ORBCOMM Africa LLC	Delaware	100%
ORBCOMM AIS LLC	Delaware	100%
ORBCOMM Central America Holdings LLC	Delaware	100%
ORBCOMM China LLC	Delaware	100%
ORBCOMM CIS LLC	Delaware	100%
ORBCOMM Europe LLC	Delaware	50%
ORBCOMM India LLC	Delaware	100%
ORBCOMM SENS, LLC	Delaware	100%
ORBCOMM South Africa Gateway Company LLC	Delaware	100%
ORBCOMM Terrestrial LLC	Delaware	100%
Ameriscan, Inc.	Delaware	100%
GlobalTrak, LLC	Delaware	100%
InSync Software, Inc.	Delaware	100%
MobileNet, LLC	Delaware	100%
SkyWave Mobile Communications Corp.	Delaware	100%
SkyWave Mobile Holdings, Corp.	Delaware	100%
SkyWave Mobile LLC	Delaware	100%
StarTrak Information Technologies, LLC	Delaware	100%
StarTrak Logistics Management Solutions, LLC	Delaware	100%
ORBCOMM Albania	Albania	50%
ORBCOMM de Argentina, S.A.	Argentina	100%
ORBCOMM Australia Gateway Company Pty. Limited	Australia	100%
European Datacomm Holding NV	Belgium	1.82%
ORBCOMM Belize Ltd.	Belize	100%
Syndhurst (Proprietary) Limited	Botswana	100%
ORBCOMM COMUNICAÇÓES VIA SATÉLITE LTDA.	Brazil	100%
ORBCOMM Do Brasil Telecomunicacones Ltda	Brazil	100%
ORBCOMM Canada Inc.	Canada	100%
SkyWave Mobile Communications Inc.	Canada	100%
Leosatellite Services de Colombia, S.A.	Colombia	100%
Leo Satellite Services de Costa Rica Sociedad Anonima	Costa Rica	100%
ORBCOMM Adriatic d.o.o	Croatia	50%
ORBCOMM de Republica Dominicana, SRL	Dominican Republic	100%
Leosatellite Services de Ecuador, S.A.	Ecuador	100%
ORBCOMM de El Salvador, S.A.	El Salvador	100%
Euroscan Technology, Ltd.	England and Wales	100%
Satcom International Group Plc	England and Wales	100%
Euroscan GmbH Vertrieb Technischer Geräte	Germany	100%
ORBCOMM Guatemala, S.A.	Guatemala	100%
ORBCOMM de Honduras, S.A.	Honduras	100%
SkyWave Mobile Communications (HK) Limited	Hong Kong	100%
InSync Information Systems, Pvt. Ltd.	India	100%
OE License Company Ltd.	Ireland	50%
ORBCOMM Japan Ltd.	Japan	100%
SAI ORBCOMM Latvia	Latvia	50%
ORBCOMM Macedonia DOOEL Skopje	Macedonia	50%
Reward Technologies SDN. BHD.	Malaysia	100%
MITE Global Communications, S.A. de C.V.	Mexico	35%
ORBC DE MEXICO, S.A. DE C.V	Mexico	100%

ORBCOMM Maghreb	Morocco	23%
Euroscan, B.V.	Netherlands	100%
Euroscan Holdings, B.V.	Netherlands	100%
ORBCOMM Netherlands B.V.	Netherlands	100%
ORBCOMM Curacao Gateway N.V.	Netherlands Antilles	100%
ORBCOMM New Zealand Limited	New Zealand	100%
ORBCOMM de Nicaragua, S.A.	Nicaragua	100%
ORBCOMM Panama Incorporated, S.A.	Panama	100%
ORBCOMM Paraguay, S.A.	Paraguay	100%
ORBCOMM Peru, S.A.	Peru	100%
ORBCOMM — GONETS CIS	Russia	50%
ORBCOMM M2M Services Pte. Ltd.	Singapore	100%
ORBCOMM Africa (Proprietary) Limited	South Africa	15%
ORBCOMM South Africa (Proprietary) Limited	South Africa	100%
LEOSAT TELEKOMUNIKASYON HIZMETLER VE UYDU TEKNOLOJILERI SANAYI VE TICARET ANONIM SIRKETI	Turkey	99.9%
ORBCOMM UA Limited Liability Company	Ukraine	100%
Bonimix S.A.	Uruguay	100%

Listed above are certain consolidated directly or indirectly owned ORBCOMM Inc. subsidiaries included in the consolidated financial statements of ORBCOMM Inc. Unlisted subsidiaries, considered in the aggregate, do not constitute a significant subsidiary.

EXHIBIT A

Form of Opinion of Chadbourne & Parke LLP

EXHIBIT B

Form of Negative Assurance Letter of Chadbourne & Parke LLP

EXHIBIT C

Form of Opinion of Christian G. Le Brun